Consent of Independent Registered Public Accounting Firm

We hereby consent to the use of our report dated May 11, 2018 with respect to the consolidated financial statements of Quantum Energy, Inc. as of and for the years ended February 28, 2018 and 2017 which report is included in the Registration Statement on Form S-1/A to be filed on or about December 5, 2018.

We also consent to the reference to us under the caption “Experts” in the Registration Statement.

/s/ DeCoria, Maichel & Teague, P.S.

DeCoria, Maichel & Teague, P.S.

Spokane, Washington

December 5, 2018